UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2011

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Agreement

On February 28, 2011, Olin Corporation (“Olin”), Olin SunBelt II, Inc., a wholly-owned subsidiary of Olin (“Olin SunBelt II”), PolyOne Corporation (“PolyOne”) and 1997 Chloralkali Venture, LLC, a wholly-owned subsidiary of PolyOne and formerly known as 1997 Chlor Alkali Venture, Inc. (“1997 LLC”) entered into a Purchase Agreement (the “Purchase Agreement”), and consummated the transactions contemplated by the Purchase Agreement.

Prior to the closing, Olin SunBelt, Inc., a wholly-owned subsidiary of Olin,  and 1997 LLC each owned a 50% interest in the Sunbelt Chlor Alkali Partnership (the “Partnership”). Concurrently with the execution of the Purchase Agreement, Olin SunBelt II bought all of 1997 LLC’s interests in the Partnership (the “Acquisition”) on that date (the “Closing”).  As a result, Olin now owns, indirectly, all of the assets of the Partnership.

Purchase Price

Olin acquired PolyOne’s 50% interest in the Partnership for an aggregate purchase price of:

•	$132,324,000 in cash at Closing, plus
•	the assumption of PolyOne’s guarantee of $42.6 million of notes issued by the Partnership, plus
•	potential annual earn-out payments for three fiscal years, if the Partnership meets certain cash flow thresholds.

In addition, PolyOne will receive its share of distributable cash generated by the Partnership from January 1, 2011 through the Closing.

Earn-out Payments

For each of the fiscal years 2011, 2012 and 2013, PolyOne is entitled to receive an earn-out payment based on the Partnership’s achievement of certain cash flow objectives for such fiscal year.

PolyOne Notes Guarantee

Olin has agreed to indemnify PolyOne for any payments or other costs under the Guarantee, dated as of December 22, 1997 (the “Guarantee”), made by The Geon Company (now known as PolyOne) in favor of the purchasers of the Series G Guaranteed Secured Senior Notes due 2017 issued by the Partnership (the “Notes”), to the extent any payments or other costs arise after the Closing from a default or other breach under the Notes.  The current aggregate principal amount of the Notes is $42,658,000.

PolyOne and Olin have agreed to use their reasonable best efforts after the Closing to obtain the noteholders’ consent to transfer the Guarantee to Olin. The Purchase Agreement provides that the transfer will occur if the holders of the Notes and the Series O Guaranteed Secured Senior Notes due 2017 consent to the transfer.  Upon the transfer and assumption of the Guarantee by Olin, Olin’s indemnification obligations with respect to the Guarantee will terminate.  If the transfer is not approved, Olin’s indemnity will remain in effect.

Representations and Warranties; Covenants

The Purchase Agreement contains certain customary representations and warranties. The representations and warranties of the parties relate primarily to their ability to consummate the Acquisition and related transactions and include representations and warranties regarding:

•	organization, good standing and corporate power
•	authority to enter into the Purchase Agreement and consummate the Acquisition,
•	enforceability of the Purchase Agreement,
•	no conflicts with or defaults under governing documents or material agreements, or violation of law or judicial order,
•	brokers’ fees,
•	ownership of the Partnership interests, without encumbrances, and
•	to each party’s knowledge, no material undisclosed litigation or liabilities of the Partnership.

The Purchase Agreement also imposes certain customary covenants on the parties to the Acquisition regarding the allocation of expenses, tax matters, post-Closing cooperation and confidentiality.  In addition, Olin and PolyOne (on behalf of their respective affiliates) have provided mutual releases.

In connection with the earn-out, the Purchase Agreement requires the Partnership to continue to operate in the ordinary course of business and consistent with past practice from the Closing through December 31, 2013.

Indemnification

The Purchase Agreement requires Olin and PolyOne to indemnify each other and their respective affiliates and representatives against any loss in respect of breaches by such party of any representation, warranty or covenant in the Purchase Agreement. Olin will also indemnify PolyOne for pre- and post-Closing Partnership liabilities.  The parties’ indemnification obligations generally survive indefinitely and are not subject to any deductible, cap, basket or other limiting mechanisms.

The indemnification rights represent the parties’ sole remedy under the Purchase Agreement, other than for claims of, or causes of action arising from, fraud, willful or intentional misrepresentation or concealment or willful or intentional failure to perform.

*  *  *  *  *

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

The information included in the captions “Agreement,” “Purchase Price,” and “ Earn-out Payments” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in the captions “Agreement,” “PolyOne Notes Guarantee,” and “Earn-out Payments” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Financial statements related to the Acquisition are not included in this Current Report on Form 8-K, and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

Pro forma financial information related to the Acquisition is not included in this Current Report on Form 8-K, and to the extent required by this Item 9.01, will be filed by amendment to this Current Report on Form 8-K within seventy-one (71) calendar days from the date that this Current Report on Form 8-K must be filed.

         (d)  Exhibits.

Exhibit No.	Description of Exhibit
2.1	Purchase Agreement dated as of February 28, 2011, by and among PolyOne Corporation, 1997 Chloralkali Venture, LLC, Olin Corporation and Olin SunBelt II, Inc. *

*Schedules have been omitted pursuant to Regulation S-K Item 601(b)(2). Olin hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:           /s/ George H. Pain
Name:	George H. Pain
Title:	Senior Vice President, General Counsel and Secretary

Date:  March 3, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Purchase Agreement dated as of February 28, 2011, by and among PolyOne Corporation, 1997 Chloralkali Venture, LLC, Olin Corporation and Olin SunBelt II, Inc.